Exhibit 99.1
Squarespace Announces Third Quarter 2022 Financial Results
NEW YORK, November 8, 2022 — Squarespace, Inc. (NYSE: SQSP), the all-in-one website building and ecommerce platform, today announced results for the third quarter ended September 30, 2022.

“We delivered another solid quarter of strong total revenue, margin, and cash flow,” said Anthony Casalena, Founder & CEO of Squarespace. “Squarespace has never been more relevant for entrepreneurs today looking to launch a successful business online. Our tools help people monetize an audience, build a brand, and manage their business all in one place.”

“We are delighted to welcome Nathan Gooden as our new CFO in his first few weeks at Squarespace,” continued Casalena. “Nathan will be an essential partner as we scale our business for its next phase of growth.”
Third Quarter 2022 Financial Highlights
•Total revenue of $217.7 million grew 8% year-over-year as reported on a GAAP basis and 13% in constant currency
•Commerce revenue grew 13% year-over-year to $67.7 million
•Net income of $10.1 million vs. net income of $2.8 million a year ago
•Earnings per share of $0.07 based on 137,832,634 basic weighted average shares and earnings per share of $0.07 based on 139,667,719 dilutive weighted average shares
•Cash flow from operating activities was $41.4 million vs. $49.3 million a year ago
•Non-GAAP unlevered free cash flow was $42.1 million vs. $47.3 million a year ago
•Cash and cash equivalents of $200.5 million, investments in marketable securities of $27.7 million; total debt of $517.1 million, of which $32.6 million is current, debt net of cash and investments totaled $288.9 million
•Adjusted EBITDA was $43.7 million vs. $38.4 million a year ago
•Total bookings increased 10% year over year to $225.5 million
•Unique subscriptions increased 4% year-over-year to 4.2 million
•Average revenue per unique subscription ("ARPUS") increased 4% year-over-year to $206.38
•Annual run rate revenue ("ARRR") increased 9% year-over-year to $861.4 million
A reconciliation of GAAP to non-GAAP financial measures has been provided in the tables included in this press release. An explanation of these measures is also included below under the heading "Non-GAAP Financial Measures."

Outlook & Guidance
For the fourth quarter of fiscal year 2022, Squarespace currently expects:
•Revenue of $219 million to $224 million, or year-over-year growth of 6% to 8%
•Non-GAAP unlevered free cash flow of $24.6 million to $29.6 million. This is the result of:
◦Cash flow from operating activities of $24.0 million to $28.9 million, minus
◦Capital expenditures, expected in the range of $4.6 million to $5.5 million; plus
◦Cash paid for interest expense net of associated tax benefit, expected in the range of $5.1 million to $6.2 million

For the full fiscal year 2022, Squarespace currently expects:
•Revenue of $857 million to $862 million, or year-over-year growth of 9% to 10%
•Non-GAAP unlevered free cash flow of $148.6 million to $153.6 million. This is the result of:
◦Cash flow from operating activities of $149.2 million to $154.2 million, minus
◦Capital expenditures, expected in the range of $12.9 million to $13.9 million; plus
◦Cash paid for interest expense net of associated tax benefit, expected in the range of $12.4 million to $13.4 million
Webcast Conference Call & Shareholder Letter Information
Squarespace will host a conference call on November 8, 2022 at 8:30 a.m. ET to discuss its financial results. A live webcast of the event will be available in the Events & Presentations section of the Squarespace Investor Relations website. An archived replay of the webcast will be available following the conclusion of the call. Additionally, we invite you to read our shareholder letter available here.
Non-GAAP Financial Measures
Revenue growth in constant currency is being provided to increase transparency and align our disclosures with companies in our industry that receive material revenues from international sources. Revenue constant currency has been adjusted to exclude the effect of year-over-year changes in foreign currency exchange rate fluctuations. We believe providing this information better enables investors to understand our operating performance irrespective of currency fluctuations.
We calculate constant currency information by translating current period results from entities with foreign functional currencies using the comparable foreign currency exchange rates from the prior fiscal year. To calculate the effect of foreign currency translation, we apply the same weighted monthly average exchange rate as the comparative period. Our definition of constant currency may differ from other companies reporting similarly named measures, and these constant currency performance measures should be viewed in addition to, and not as a substitute for, our operating performance measures calculated in accordance with GAAP.
Adjusted EBITDA is a supplemental performance measure that our management uses to assess our operating performance. We calculate adjusted EBITDA as net income/(loss) excluding interest expense, other income/(loss), net (provision for)/benefit from income taxes, depreciation and amortization, stock-based compensation expense and other items that we do not consider indicative of our ongoing operating performance.
Unlevered free cash flow is a supplemental liquidity measure that Squarespace's management uses to evaluate its core operating business and its ability to meet its current and future financing and investing needs. Unlevered free cash flow is defined as cash flow from operating activities, including one-time expenses related to Squarespace's direct listing, less cash paid for capital expenditures increased by cash paid for interest expense net of the associated tax benefit.
Adjusted EBITDA, unlevered free cash flow and revenue constant currency are not prepared in accordance with generally accepted accounting principles in the United States of America ("GAAP") and have important limitations as an analytical tool. Non-GAAP financial measures are supplemental, should only be used in conjunction with results presented in accordance with GAAP and should not be considered in isolation or as a substitute for such GAAP results.
Further information on these non-GAAP items and reconciliation to their closest GAAP measure is provided below under, “Reconciliation of Non-GAAP Financial Measures”.

Definitions of Key Operating Metrics
Annual run rate revenue (“ARRR”). We calculate ARRR as the monthly revenue from subscription fees and revenue generated in conjunction with associated fees (fees taken or assessed in conjunction with commerce transactions) in the last month of the period multiplied by 12. We believe that ARRR is a key indicator of our future revenue potential. However, ARRR should be viewed independently of revenue, and does not represent our GAAP revenue on an annualized basis, as it is an operating metric that can be impacted by subscription start and end dates and renewal rates. ARRR is not intended to be a replacement or forecast of revenue.
Unique subscriptions represent the number of unique sites, standalone scheduling subscriptions, Unfold (social) and hospitality subscriptions, as of the end of a period. A unique site represents a single subscription and/or group of related subscriptions, including a website subscription and/or a domain subscription, and other subscriptions related to a single website or domain. Every unique site contains at least one domain subscription or one website subscription. For instance, an active website subscription, a custom domain subscription and a Google Workspace subscription that represent services for a single website would count as one unique site, as all of these subscriptions work together and are in service of a single entity’s online presence. Unique subscriptions do not account for one-time purchases in Unfold or for hospitality services. The total number of unique subscriptions is a key indicator of the scale of our business and is a critical factor in our ability to increase our revenue base.
Average revenue per unique subscription (“ARPUS”). We calculate ARPUS as the total revenue during the preceding 12-month period divided by the average of the number of total unique subscriptions at the beginning and end of the period. We believe ARPUS is a useful metric in evaluating our ability to sell higher-value plans and add-on subscriptions.
Total bookings represents cash receipts for all subscriptions purchased, as well as payments due under the terms of contractual agreements for obligations to be fulfilled.
Forward-Looking Statements
This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. All statements other than statements of historical fact are forward-looking statements. These statements include, but are not limited to, statements regarding Squarespace’s future operating results and financial position, including for its fourth fiscal quarter and its fiscal year both ending December 31, 2022. The words "believe," "may," "will," "estimate," "potential," "continue," "anticipate," "intend," "expect," "could," "would," "project," "plan," "target," and similar expressions are intended to identify forward-looking statements. Forward-looking statements are based on management's expectations, assumptions, and projections based on information available at the time the statements were made. These forward-looking statements are subject to a number of risks, uncertainties, and assumptions, including risks and uncertainties related to: Squarespace's ability to attract and retain customers and expand their use of its platform; Squarespace’s ability to anticipate market needs and develop new solutions to meet those needs; Squarespace's ability to improve and enhance the functionality, performance, reliability, design, security and scalability of its existing solutions; Squarespace's ability to compete successfully in its industry against current and future competitors; the impact of the COVID-19 pandemic on Squarespace, its customers and their users; Squarespace’s ability to manage growth and maintain demand for its solutions; Squarespace's ability to protect and promote its brand; Squarespace's ability to generate new customers through its marketing and selling activities; Squarespace’s ability to successfully identify, manage and integrate any existing and potential acquisitions; Squarespace's ability to hire, integrate and retain highly skilled personnel; Squarespace’s ability to adapt to and comply with existing and emerging regulatory developments, technological changes and cybersecurity needs; Squarespace's compliance with privacy and data protection laws and regulations as well as contractual privacy and data protection obligations; Squarespace’s ability to establish and maintain intellectual property rights; Squarespace’s ability to manage expansion into international markets; and the expected timing, amount, and effect of Squarespace’s share repurchases. It is not possible for Squarespace's management to predict all risks, nor can it assess the impact of all factors on its business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements Squarespace may make. In light of these risks, uncertainties, and assumptions, Squarespace's actual results could differ materially and adversely from those anticipated or implied in the forward-looking statements. Further information on risks that could cause actual results to differ materially from forecasted results are included in

Squarespace's filings with the Securities and Exchange Commission. Except as required by law, Squarespace assumes no obligation to update these forward-looking statements, or to update the reasons if actual results differ materially from those anticipated in the forward-looking statements.
About Squarespace
Squarespace is the all-in-one platform with everything to sell anything, providing customers in over 200 countries and territories with all the tools they need to sell physical products, digital content, classes, appointments, reservations and more. Powered by best-in-class design for a consistent brand experience across all touchpoints, our suite of fully integrated products enables anyone to manage their projects and businesses through websites, domains, ecommerce, marketing tools, and scheduling, along with tools for managing a social media presence with Unfold and hospitality business management via Tock. Squarespace is headquartered in downtown New York City, with offices in Dublin, Ireland, Portland, Oregon, and Chicago, Illinois. For more information, visit www.squarespace.com.
Contacts
Investors
Robert Sanders
Clare Perry
investors@squarespace.com
Media
Kaitlyn Rawlett
press@squarespace.com

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except shares and per share amounts)
(unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2022	2021	2022	2021
Revenue	$217,696	$200,962	$638,160	$576,618
Cost of revenue(1)	38,907	32,868	112,549	92,777
Gross profit	178,789	168,094	525,611	483,841
Operating expenses:
Research and product development(1)	54,312	48,769	170,469	139,692
Marketing and sales(1)	74,248	80,249	255,897	249,005
General and administrative(1)	38,507	32,091	113,678	336,337
Total operating expenses	167,067	161,109	540,044	725,034
Operating income/(loss)	11,722	6,985	(14,433)	(241,193)
Interest expense	(5,209)	(2,491)	(10,977)	(8,578)
Other income, net	6,869	2,101	14,597	4,493
Income/(loss) before (provision for)/benefit from income taxes	13,382	6,595	(10,813)	(245,278)
(Provision for)/benefit from income taxes (2)	(3,277)	(3,756)	(7,446)	12,439
Net income/(loss)	$10,105	$2,839	$(18,259)	$(232,839)
Less: accretion of redeemable convertible preferred stock to redemption value	$—	$—	$—	$(969)
Net income/(loss) attributable to Class A, Class B and Class C common stockholders, basic and dilutive	$10,105	$2,839	$(18,259)	$(233,808)

Net income/(loss) per share attributable to Class A, Class B, and Class C common stockholders, basic	$0.07	$0.02	$(0.13)	$(2.90)
Net income/(loss) per share attributable to Class A, Class B, and Class C common stockholders, dilutive	$0.07	$0.02	$(0.13)	$(2.90)
Weighted-average shares used in computing net income/(loss) per share attributable to Class A, Class B, and Class C stockholders, basic	137,832,634	138,625,579	139,106,807	80,746,637
Weighted-average shares used in computing net income/(loss) per share attributable to Class A, Class B, and Class C stockholders, dilutive	139,667,719	143,251,717	139,106,807	80,746,637
(1) Includes stock-based compensation as follows:

	Three Months Ended September 30,		Nine Months Ended September 30,
	2022	2021	2022	2021
Cost of revenue	$1,000	$440	$2,470	$1,095
Research and product development	9,462	8,782	31,138	23,820
Marketing and sales	2,252	1,716	6,246	4,457
General and administrative	11,380	12,796	35,197	254,727
Total stock-based compensation	$24,094	$23,734	$75,051	$284,099

(2) For interim periods, the Company has historically utilized the estimated annual effective tax rate method under which the Company determined its benefit from/(provision for) income taxes based on the current estimate of its annual effective tax rate. For the third quarter and year-to-date period ended September 30, 2022, the Company utilized the discrete effective tax rate method, as allowed under ASC Topic 740, Income Taxes - Interim Periods, when the application of the estimated annual effective tax rate method is impractical and does not provide a reliable estimate of the annual effective tax rate. The discrete method treats the year-to-date period as if it were the annual period and determines the interim income taxes on that basis. The Company determined that since small changes in estimated annual pre-tax income/(loss) would result in significant changes in the estimated effective tax rate and significant variations in the customary relationship between the benefit from/(provision from) income taxes and pre-tax accounting income/(loss), the historical method would not provide a reliable estimate of the effective tax rate for the third quarter and year-to-date period ended September 30, 2022. The Company will reevaluate its use of this method until the Company believes a return to the estimated annual effective tax method is deemed appropriate.

CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands, except shares and per share amounts)
(unaudited)

	September 30, 2022	December 31, 2021
Assets
Current assets:
Cash and cash equivalents	$200,480	$203,247
Restricted cash	40,831	30,433
Investment in marketable securities	27,748	31,456
Accounts receivable, net	10,014	7,969
Due from vendors	2,928	1,828
Prepaid expenses and other current assets	46,766	67,099
Total current assets	328,767	342,032
Property and equipment, net	52,379	52,839
Operating lease right-of-use assets	88,893	—
Goodwill	435,601	435,601
Intangible assets, net	46,778	60,138
Other assets	10,396	8,939
Total assets	$962,814	$899,549
Liabilities, Redeemable Convertible Preferred Stock and Stockholders’ Deficit
Current liabilities:
Accounts payable	$10,637	$26,533
Accrued liabilities	68,797	60,861
Deferred revenue	261,192	233,999
Funds payable to customers	43,074	30,137
Debt, current portion	32,627	13,586
Deferred rent and lease incentives, current portion	—	2,095
Operating lease liabilities, current portion	11,170	—
Total current liabilities	427,497	367,211
Debt, non-current portion	484,475	513,047
Deferred rent and lease incentives, non-current portion	—	32,348
Operating lease liabilities, non-current portion	112,595	—
Other liabilities	356	422
Total liabilities	1,024,923	913,028
Commitments and contingencies
Redeemable convertible preferred stock, par value of $0.0001; zero shares authorized as of September 30, 2022 and December 31, 2021, respectively; zero shares issued and outstanding as of September 30, 2022 and December 31, 2021, respectively	—	—
Preferred stock, par value of $0.0001; 100,000,000 authorized as of September 30, 2022 and December 31, 2021, respectively; zero shares issued and outstanding as of September 30, 2022 and December 31, 2021, respectively	—	—
Stockholders’ deficit:
Class A common stock, par value of $0.0001; 1,000,000,000 shares authorized as of September 30, 2022 and December 31, 2021, respectively; 88,984,890 and 90,826,625 shares issued and outstanding as of September 30, 2022 and December 31, 2021, respectively	9	9
Class B common stock, par value of $0.0001; 100,000,000 shares authorized as of September 30, 2022 and December 31, 2021, respectively; 47,844,755 and 48,344,755 shares issued and outstanding as of September 30, 2022 and December 31, 2021, respectively	5	5
Class C common stock (authorized March 15, 2021), par value of $0.0001; zero shares authorized as of September 30, 2022 and December 31, 2021, respectively; zero shares issued and outstanding as of September 30, 2022 and December 31, 2021, respectively	—	—
Class C common stock (authorized May 10, 2021), par value of $0.0001; 1,000,000,000 shares authorized as of September 30, 2022 and December 31, 2021, respectively; zero shares issued and outstanding as of September 30, 2022 and December 31, 2021, respectively	—	—
Additional paid in capital	886,602	911,570
Accumulated other comprehensive loss	(5,611)	(208)
Accumulated deficit	(943,114)	(924,855)
Total stockholders’ deficit	(62,109)	(13,479)
Total liabilities, redeemable convertible preferred stock and stockholders’ deficit	$962,814	$899,549

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)
(unaudited)

	Nine Months Ended September 30,
	2022	2021
OPERATING ACTIVITIES:
Net loss	$(18,259)	$(232,839)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	23,773	23,906
Stock-based compensation	75,051	284,099
Deferred income taxes	—	(13,755)
Non-cash lease expense	2,258	—
Other	700	871
Changes in operating assets and liabilities:
Accounts receivable and due from vendors	(3,099)	(35)
Prepaid expenses and other current assets	(11,514)	(18,930)
Accounts payable and accrued liabilities	6,034	7,937
Deferred revenue	38,035	34,954
Funds payable to customers	12,936	13,261
Other operating assets and liabilities	(798)	8,698
Net cash provided by operating activities	125,117	108,167
INVESTING ACTIVITIES:
Proceeds from the sale and maturities of marketable securities	22,740	25,605
Purchases of marketable securities	(19,444)	(20,385)
Purchase of property and equipment	(8,852)	(6,744)
Cash paid for acquisitions, net of acquired cash	—	(202,170)
Net cash used in investing activities	(5,556)	(203,694)
FINANCING ACTIVITIES:
Principal payments on debt	(10,189)	(10,189)
Payments for repurchase and retirement of Class A common stock	(85,580)	—
Taxes paid related to net share settlement of equity awards	(17,334)	(29,877)
Proceeds from exercise of stock options	2,158	4,196
Proceeds from issuance of Class C (authorized on March 15, 2021) common stock, net of issuance costs	—	304,409
Dividends paid	—	(367)
Net cash (used in)/provided by financing activities	(110,945)	268,172
Effect of exchange rate changes on cash, cash equivalents, and restricted cash	(985)	(159)
Net increase in cash, cash equivalents, and restricted cash	7,631	172,486
Cash, cash equivalents, and restricted cash at the beginning of the period	233,680	57,891
Cash, cash equivalents, and restricted cash at the end of the period	$241,311	$230,377

Reconciliation of cash, cash equivalents, and restricted cash:
Cash and cash equivalents	$200,480	$200,180
Restricted cash	40,831	30,197
Cash, cash equivalents, and restricted cash at the end of the period	$241,311	$230,377

SUPPLEMENTAL DISCLOSURE OF CASH FLOW
Cash paid during the year for interest	$10,283	$7,864
Cash paid during the year for income taxes	$9,450	$1,107

SUPPLEMENTAL DISCLOSURE OF NON-CASH INVESTING AND FINANCE ACTIVITIES
Purchases of property and equipment included in accounts payable and accrued liabilities	$1,814	$2,662
Non-cash leasehold improvements	$5,863	$—
Capitalized stock-based compensation	$737	$240
Issuance of Class C (authorized on March 15, 2021) common stock for acquisition	$—	$188,179

RECONCILIATIONS OF NON-GAAP FINANCIAL MEASURES
(In thousands)
(unaudited)
The following tables reconcile each non-GAAP financial measure to its most directly comparable GAAP financial measure:

	Three Months Ended September 30,		Nine Months Ended September 30,
	2022	2021	2022	2021
Net income/(loss)	$10,105	$2,839	$(18,259)	$(232,839)
Interest expense	5,209	2,491	10,977	8,578
Provision for/(benefit from) income taxes	3,277	3,756	7,446	(12,439)
Depreciation and amortization	7,904	7,674	23,773	23,906
Stock-based compensation expense	24,094	23,734	75,051	284,099
Other income, net	(6,869)	(2,101)	(14,597)	(4,493)
Direct listing costs	—	—	—	25,318
Adjusted EBITDA	$43,720	$38,393	$84,391	$92,130

	Three Months Ended September 30,		Nine Months Ended September 30,
	2022	2021	2022	2021
Cash flows from operating activities	$41,434	$49,344	$125,117	$108,167
Cash paid of capital expenditures	(3,117)	(4,329)	(8,852)	(6,744)
Free cash flow	$38,317	$45,015	$116,265	$101,423
Cash paid for interest, net of the associated tax benefit	3,805	2,236	7,769	7,864
Unlevered free cash flow	$42,122	$47,251	$124,034	$109,287

	September 30, 2022	December 31, 2021
Total debt outstanding	$517,102	$526,633
Less: total cash and cash equivalents and marketable securities	228,228	234,703
Total net debt	$288,874	$291,930

	Three Months Ended September 30,		Nine Months Ended September 30,
	2022	2021	2022	2021
Revenue, as reported	$217,696	$200,962	$638,160	$576,618
Revenue year-over-year growth rate, as reported	8.3%	23.8%	10.7%	28.5%
Effect of foreign currency translation ($)(1)	$(9,274)	$987	$(20,066)	$10,055
Effect of foreign currency translation (%)(1)	(4.6)%	0.6%	(3.5)%	2.2%
Revenue constant currency growth rate	12.9%	23.2%	14.2%	26.3%
(1) To calculate the effect of foreign currency translation, we apply the same weighted monthly average exchange rate as the comparative period.
Amounts may not sum due to rounding.